EXHIBIT 32

NORTHERN STATES FINANCIAL CORPORATION

Section 906 Certification

We hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Northern States Financial Corporation on Form 10-K for the year ended December 31, 2012 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents, in all material respects, the financial condition and the results of operations of Northern States Financial Corporation as of and for the periods covered by the Report.

Date:	March 11, 2013	By:	/s/ Scott Yelvington
Scott Yelvington
President and Chief Executive Officer

Date:	March 11, 2013	By:	/s/ Steven Neudecker
Steven Neudecker
Vice President and Chief Financial Officer